Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-131854
_____________________________________________________________________________

                          DELTA PETROLEUM CORPORATION

                   SUPPLEMENT NO. 1 DATED FEBRUARY 23, 2006
                    TO PROSPECTUS DATED FEBRUARY 14, 2006


     Edward Mike Davis has transferred all of the shares offered by the prospectus to Edward Mike Davis LLC. As a result, the Selling Shareholder table is revised to read as follows:

                                       Shares                           Shares
                                  Beneficially Owned               Beneficially Owned
                                Prior to the Offering             After the Offering(1)
                                                      Shares     ----------------------
                                          Percent     Offered                Percent
Selling Shareholder            Number     of Class    Hereby     Number      of Class
-------------------            -------    ---------   -------    ------      ---------

Edward Mike Davis, LLC (2)     990,000      2.0%      350,000    640,000        1.3%

Armstrong Resources, LLC (3)   673,401      1.3%      673,401      -0-           --

------------------------

(1)  Assumes that the selling shareholders will sell all of the shares of common stock offered pursuant to this prospectus.  We cannot assure you that the selling shareholders will sell all or any of these shares.

(2)  Edward Mike Davis, L.L.C. is owned and controlled solely by Edward Mike Davis. The number of shares as beneficially owned includes all shares beneficially owned by
Mr. Davis.

(3)  Armstrong Resources, LLC is controlled by William Armstrong.